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                                                                   Exhibit 10.34

Standard Form of OFFICE BUILDING LEASE Developed by PORTLAND METROPOLITAN ASSOCIATION OF BUILDING OWNERS AND MANAGERS


                                      OFFICE LEASE

[LOGO] DOUG BEAN & ASSOCIATES INC/REALTORS

          This lease, made and entered into at Portland, Oregon, this 28th day of September 2001 by and between



          LANDLORD:     Resilient Floor Covering Pension Fund

          And

          TENANT:       Integrated Information Systems, Inc.



Landlord hereby leases to Tenant the following, Suite 200, Suite 130 and a portion of Suite 110 (the Premises)



In Macadarn Place, 6915 SW Macadarn Avenue (the Building)

at Portland, Oregon, containing approximately 15,981 rentable square feet as shown on the attached floor plan, calculated using a load factor of 3.1% on the second (2/nd/) floor and 11.97% on the first (1/st/)floor.

Tenant's Proportion Share for purposes of Section 19 shall be 46.67%.

This lease is for a term commencing September 1, 2001 and continuing through August 31, 2005 at a Monthly Base Rental as

follows: 2/1/01 - 1/31/02;     $35,634.50/month
         2/1/02 - 1/31/03;     $35,275.09/month
         2/1/03 - 1/31/04;     $36,186.29/month
         2/1/04 - 1/31/05;     $36,367.92/month
         2/1/05 - 1/31/06;     $36,813.63/month
         2/1/06 - 6/31/06;     $38,229.78/month


 Rent is payable in advance on the 1ST day of each month commencing September 1, 2001.
 Landlord and Tenant covenant and agree as follows;
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1.1 Delivery of Possession.
    Tentant is in possession of the Premises.

2.1 Rent Payment.
    Tenant shall pay the Monthly Base Rent for the Premises and any additional rent provided herein without deduction or offset. Rent for any partial month during the lease term shall be prorated to reflect the number of days during the month that Tenant occupies the Premises. Additional rent means amounts determined under Section 19 of this Lease and any other sums payable by Tenant to Landlord under this Lease. Rent not paid when due shall bear interest at the rate of one-and-one-half percent per month until paid. Landlord may at his option impose a late charge of $.05 for each $1 of rent for rent payments made more than 10 days late in lieu of interest for the first month of delinquency, without waiving any other remedies available for default. Failure to impose a late charge shall not be a waiver of Landlord's rights hereunder.

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3.1  Lease Consideration.

     Upon execution of the lease Tenant has paid the Base Rent for the first full month of the lease term for which rent is payable and in addition has paid the sum of $38,229.76 as lease consideration. Landlord may apply the lease consideration to pay the cost of performing any obligation which Tenant fails to perform within the time required by this lease, but such application by Landlord shall not be the exclusive remedy for Tenant's default. If the lease consideration is applied by Landlord, Tenant shall on demand pay the sum necessary to replenish the lease consideration to its original amount. To the extent not applied by Landlord to cure defaults by Tenant, the lease consideration shall be applied against the rent payable for the last month of the term. The lease consideration shall not be refundable.

4.1  Use.

     Tenant shall use the Premises as business for general office and for no other purpose without Landlord's written consent. In connection with its use, Tenant shall at it's expense promptly comply and cause the Premises to comply with all applicable laws, ordinances, rules and regulations of any public authority and shall not annoy, obstruct, or interfere with the rights of other tenants of the Building. Tenant shall create no nuisance nor allow any objectionable fumes, noise, or vibrations to be emitted from the Premises. Tenant shall not conduct any activities that will increase Landlord's Insurance rates for any portion of the Building or that will in any manner degrade or damage the reputation of the Building.

4.1a Compliance with Laws.

     Landlord warrants that to the best of its knowledge at the time of occupancy under the master lease, that the premises were compliant with the then existing laws, ordinances, and rules, including, but not limited to, the American With Disabilities Act (ADA) and regulations of governmental authorities.

4.2  Equipment.

     Tenant shall install in the Premises only such office equipment as is customary for general office use and shall not overload the floors or electrical circuits of the Premises or Building or alter the plumbing or wiring of the Premises or Building. Landlord must approve in advance the location of and manner of installing any wiring or electrical, heat generating or communication equipment or exceptionally heavy articles. All telecommunications equipment, conduit, cables and wiring, additional dedicated circuits and any additional air conditioning required because of heat generating equipment or special lighting installed by Tenant shall be installed and operated at Tenant's expense. Landlord shall have no obligation to permit the installation of equipment by any telecommunications provider whose equipment is not then servicing the Building.

4.3  Signs.

     No signs, awnings, antennas, or other apparatus shall be painted on or attached to the Building or anything placed on any glass or woodwork of the Premises or positioned so as to be visible form outside the Premises without Landlord's written approval as to design, size, location, and color. All signs installed by Tenant shall comply with Landlord's standards for sighs and all applicable codes and all signs and sign hardware shall be removed upon termination of this lease with the sign location restored to its former state unless Landlord elects to retain all or any portion thereof.

5.1  Utilities and Services.

     Landlord will furnish water and electricity to the Building at all times and will furnish heat and air conditioning (if the Building is air conditioned), at building standard levels, during the normal Building hours as established by Landlord. Janitorial service will be provided in accordance with the regular schedule of the Building, which schedule and service may change from time to time. Tenant shall comply with all government laws or regulations regarding the use or reduction of use of utilities on the Premises. Interruption of services or utilities shall not be deemed an eviction or disturbance of Tenant's use and possession of the Premises, render Landlord liable to Tenant for damages, or relieve Tenant from performance of Tenant's obligations under this lease. Landlord shall take all reasonable steps to correct any interruptions in service caused by defects in utility systems within Landlord's reasonable control. Electrical service furnished will be 110 volts unless different service already exists in the Premises. Tenant shall provide its own surge protection for power furnished to the Premises. Landlord shall have the exclusive right to choose the utility service providers to the Premises and may change providers at its discretion. Tenant shall cooperate with Landlord and the utility service providers at all times as reasonable necessary, and shall allow Landlord and utility service providers, reasonable access to the pipes, lines, feeders, risers, wiring, and any other machinery within the Premises. Tenant shall not contract or engage any other utility provider without prior written approval of Landlord, which approval Landlord may withhold or condition in Landlord's discretion.

5.1a Twenty-four Hour Access.

     Tenant's employees, agents and invitees shall have access to the premises 24 hours a day, seven days a week during non-business hours. Landlord may restrict access in the event of an emergency or by requiring persons to show a badge or identification card issued by Landlord. Landlord shall not be liable for denying entry to any person unable to show the proper identification.

5.2  Extra Usage.

     If Tenant uses excessive amounts of utilities or services of any kind because of operation outside of normal Building hours, high demands from office machinery and equipment, nonstandard lighting, or any other cause. Landlord may impose a reasonable charge for supplying such extra utilities or services, which charge shall be payable monthly by Tenant in conjunction with rent payments. In case of dispute over any extra charge under this paragraph, Landlord shall designate a qualified independent engineer whose decision shall be conclusive on both parties. Landlord and Tenant shall each pay on-half of the cost of such determination.


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5.3  Security.

     Landlord may but shall have no obligation to provide security service or to adopt security measures regarding the Premises, and Tenant shall cooperate with all reasonable security measures adopted by Landlord. Tenant may install a security system within the leased Premises with Landlord's written consent which will not be unreasonably withheld. Landlord will be provided with an access code to any security system and shall not have any liability for accidentally setting off Tenant's security system. Landlord may modify the type or amount of security measures or services provided to the Building or the Premises at any time.

6.1  Maintenance and Repair.

     Landlord shall have no liability for failure to perform required maintenance and repair unless written notice of such maintenance or repair is given by Tenant and Landlord fails to commence efforts to remedy the problem in a reasonable time and manner. Landlord shall have the right to erect scaffolding and other apparatus necessary for the purpose of making repairs, and Landlord shall have no liability for interference with Tenant's use because of repairs and installations. Tenant shall have no claim against Landlord for any interruption or reduction of services or interference with Tenant's occupancy, and no such interruption or reduction shall be construed as a constructive or other eviction of Tenant. Repair of damage caused by negligent or intentional acts or breach of this lease by Tenant, its employees or invitees shall be at Tenant's expense. Negligence by the Landlord shall be at Landlord's expense.

6.2  Alterations.

     Tenant shall not make any alterations, additions, or improvements to the Premises, change the color of the interior, or install any wall or floor covering without Landlord's prior written consent which may be withheld in Landlord's sole discretion. Any such improvements, alterations, wiring, cables or conduit installed by Tenant shall at once become part of the Premises and belong to Landlord except for removable machinery and unattached movable trade fixtures. Landlord may at its option require that Tenant remove any improvements, alterations, wiring, cables or conduit installed by or for Tenant and restore the Premises to the original condition upon termination of this lease. Landlord shall have the right to approve the contractor used by Tenant for any work in the Premises, and to post notices of nonresponsibility in connection with work being performed by Tenant in the Premises. Work by Tenant shall comply with all laws then applicable to the Premises. Tenant shall utilize only union contractors to perform work in the premises.

7.1  Indemnity.

     Tenant shall not allow any liens to attach to the Building or Tenant's interest in the Premises as a result of its activities. Tenant shall indemnify and defend Landlord and its managing agents from any claim, liability, damage or loses occurring on the Premises, arising out of any activity by Tenant, its agents, or invitees or resulting from Tenant's failure to comply with any term of this lease. Neither Landlord nor its managing agent shall have any liability to Tenant because of loses or damage to Tenant's property or for death or bodily injury caused by the acts or omissions of other Tenants of the Building, or by third parties (including criminal acts). To the extent that the Tenant is required to indemnify the Landlord for any actions of Tenant or its agent and contractors under the Lease, the Landlord agrees to provide equal indemnification to the Tenant for the actions of Landlord, its agents and contractors under the Lease.

7.2  Insurance.

     Tenant shall carry liability insurance with limits of not less than Two Million Dollars ($2,000,000.00) combined Single limit bodily injury and property damage which insurance shall have an endorsement naming Landlord and Landlord's managing agent, if any, as an additional insured, cover the liability insured under paragraph 7.1 of this lease and be in form and with companies reasonably acceptable to Landlord. Prior to occupancy, Tenant shall furnish a certificate evidencing such insurance which shall state that the coverage shall not be cancelled or materially changed without 10 days advance notice to Landlord and Landlord's managing agent, if any. A renewal certificate shall be furnished at lease 10 days prior to expiration of any policy. In addition, Landlord shall maintain appropriate property and liability insurance for the building.

8.1  Fire or Casualty.

     "Major Damage" means damage by fire or other casualty to the Building or the Premises which causes a substantial portion of the Premises or any substantial portion of the Building to be unusable, or which will cost more than 25 percent of the pre-damage value of the Building to repair, or which is not covered by insurance. In case of Major Damage, Landlord may elect to terminate this lease by notice in writing to the Tenant within 30 days after such date. If this lease is not terminated following Major Damage, or if damage occurs which is not Major Damage, Landlord shall promptly restore the Premises to the condition existing just prior to the damage. Tenant shall promptly restore all damage to tenant improvements or alterations installed by Tenant or pay the cost of such restoration to Landlord if Landlord elects to do the restoration of such improvements. Rent shall be reduced from the date of damage until the date restoration work being performed by Landlord is substantially complete, with the reduction to be in proportion to the area of the Premises not usable by Tenant. Notwithstanding any thing contained herein to the contrary in the event any damage to the premises cannot be repaired within 180 days of the date of the occurrence causing such damage and such damage prevents Tenant's reasonable access or the ability to reasonably perform it business, Tenant may terminate this lease with 30 days notice.





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8.2  Waiver of Subrogation.
     Tenant shall be responsible for insuring its personal property and trade fixtures located on the Premises and any alterations or tenant improvements it has made to the Premises. Neither Landlord, its managing agent nor Tenant shall be liable to the other for any loss or damage caused by water damage, sprinkler leakage, or any of the risks that are or could be covered by a special all risk property insurance policy, or for any business interruption, and there shall be no subrogated claim by one party's insurance carrier against the other party arising out of any such loss. This waiver is binding only if it does not invalidate the insurance coverage of either party hereto.

9.1  Eminent Domain.
     If a condemning authority takes title by eminent domain or by agreement in lieu thereof to the entire Building or a portion sufficient to render the Premises unsuitable for Tenant's use, then either party may elect to terminate this lease effective on the date that possession is taken by the condemning authority. Rent shall be reduced for the remainder of the term in an amount proportionate to the reduction in area of the Premises caused by the taking. All condemnation proceeds shall belong to Landlord, and Tenant shall have no claim against Landlord or the condemnation award because of the taking.

10.1 Assignment and Subletting.
     This lease shall bind and inure to the benefit of the parties, their respective heirs, successors, and assigns, provided that Tenant shall not assign its interest under this lease or sublet all or any portion of the Premises without first obtaining Landlord's consent in writing. This provision shall apply to all transfers by operation of law including but not limited to mergers and changes in control of Tenant. No assignment shall relieve Tenant of its obligation to pay rent or perform other obligations required by this lease, and no consent to one assignment or subletting shall be a consent to any further assignment or subletting. Landlord shall not unreasonably withhold its consent to any assignment or subletting provided the effective rental paid by the subtenant or assignee is not less than the current scheduled rental rule of the Building for comparable space and the proposed Tenant is compatible with Landlord's normal standards for the Building. If Tenant proposes a subletting or assignment to which Landlord is required to consent under this paragraph, Landlord shall have the option of terminating this lease and dealing directly with the proposed subtenant or assignee, or any third party. If an assignment or subletting is permitted, any cash profit, or the net value of any other consideration received by Tenant as a result of such transaction shall be paid to Landlord promptly following as receipt by Tenant. Tenant shall pay any costs incurred by Landlord in connection with a request for assignment or subletting, including reasonable attorney's fees.

11.1 Default.
     Any of the following shall constitute a default by Tenant under the lease:
     (a) Tenant's failure to pay rent when due or any other charge under this lease within 10 days after it is due, or failure to comply with any other term or condition within 20 days following written notice from Landlord specifying the noncompliance. If such noncompliance cannot be cured within the 20-day period, this provision shall be satisfied if Tenant commences correction within such period and thereafter proceeds in good, faith and with reasonable diligence to effect compliance as soon as possible. Time is of the essence of this lease.
     (b) Tenant's insolvancy, business failure or assignment for the benefit of its creditors. Tenant's commencement of proceedings under any provision of any bankruptcy or insolvancy law or failure to obtain dismissal of any petition filed against it under such laws within the time required to answer; or the appointment of a receiver for all or any portion of Tenant's properties or financial records.
     (c)  Assignment or subletting by Tenant in violation of paragraph 10.1.
     (d) Vacation or abandonment of the Premises without the written consent of Landlord or failure to occupy the Premises within 20 days after notice from Landlord tendering possession.

11.2 Remedies for Default.
     In case of default as described in paragraph 11.1 Landlord shall have the right to the following remedies which are intended to be cumulative and in addition to any other remedies provided under applicable law:
     (a) Landlord may at its option terminate the lease by notice to Tenant. With or without termination, Landlord may retake possession of the Premises and may use or relet the Premises without accepting a surrender or waiving the right to damages. Following such retaking of possession, efforts by Landlord to relet the Premises shall be sufficient if Landlord follows its usual procedures for finding tenants for the space at rates not less than the current rates for other comparable space in the Building. If Landlord has other vacant space in the Building, prospective tenants may be placed in such other space without prejudice to Landlord's claim to damages or loss of rentals from Tenant.
     (b) Landlord may recover all damages caused by Tenant's default which shall include an amount equal to rentals lost because of the default, lease commissions paid for this lease, and the unamortized cost of any tenant improvements installed by Landlord to meet Tenant's special requirements. Landlord may sue periodically to recover damages as they occur throughout the lease term, and no action for accrued damages shall bar a later action for damages subsequently accruing. Landlord may elect in any one action to recover accrued damages plus damages attributable to the remaining term of the lease. Such damages shall be measured by the difference between the rent under this lease and the reasonable rental value of the Premises for the remainder of the term, discounted to the time of judgement at the prevailing interest rate on judgements.
     (c) Landlord may make any payment or perform any obligation which Tenant has failed to perform, in which case Landlord shall be entitled to recover from Tenant upon demand all amounts so expended, plus interest from the date of the expenditure at the rate of one-and-one-half percent per month. Any such payment or performance by Landlord shall not waive Tenant's default.
     Notwithstanding any provision to the contrary, Landlord shall have the duty to mitigate damages in accordance with Oregon law.

12.1 Surrender.

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       On expiration or early termination of this lease Tenant shall deliver all keys to Landlord and surrender the Premises vacuumed, swept and free of debris and in the same condition as at the commencement of the term subject only to reasonable wear from ordinary use. Tenant shall remove all of its furnishings and trade fixtures that remain its property and repair all damage resulting from such removal. Failure to remove shall be an abandonment of the property, and Landlord may dispose of it in any manner without liability. If Tenant fails to vacate the Premises when required, including failure to remove all its personal property, Landlord may elect either: (i) to treat Tenant from month to month, subject to the provisions of this lease except that rent shall be two times the total rent being charged when the lease term expired, and any options or other rights regarding extension of the term or expansion of the Premises shall no longer apply: or (ii) to eject Tenant from the Premises and recover damages caused by wrongful holdover.

13.1   Regulations.

       Landlord shall have the right but shall not be obligated to make, revise and enforce regulations or policies consistent with this lease for the purposes of promoting safety, health (including moving, use of common areas and prohibition of smoking), order, economy, cleanliness, and good service to all tenants of the Building. All such regulations and policies shall be complied with as if part of this lease.

14.1   Access.

       During times other than normal Building hours Tenant's officers and employees or those having business with Tenant may be required to identify themselves or show passes in order to gain access to the Building. Landlord shall have no liability for permitting or refusing to permit access by anyone. Landlord may regulate access to any Building elevators outside of normal Building hours. Landlord shall have the right to enter upon the Premises at any time by passkey or otherwise to determine Tenant's compliance with this lease, to perform necessary services, maintanence and repairs or alterations to the Building or the Premises, or to show the Premises to any prospective tenant or purchasers. Except in case of emergency such entry shall be at such times and in such manner as to minimize interference with the reasonable business use of the Premises by Tenant. Whenever practicable, Landlord shall provide 24 hour notice to Tenant of such entry and will comply with Tenant's security requirements.

14.2   Furniture and Bulky Articles.

       Tenant shall move furniture and bulky articles in and out of the Building or make independent use of the elevators only at times approved by Landlord following at least 24 hours written notice to Landlord of the intended move. Landlord will not unreasonably withhold its consent under this paragraph.

15.1   Notices.

       Notices between the parties relating to this lease shall be in writing, effective when delivered, or if mailed, effective on the second day following mailing, postage prepaid, to the address for the party stated in this lease or to such other address as either party may specify by notice to the other. Notice to Tenant may always be delivered to the Premises. Rent shall be payable to Landlord at the same address and in the same manner, but shall be considered paid only when received.

16.1   Subordination and Attornment.

       This lease shall be subject to and subordinate to any mortgages, deeds of trust, or land sale contracts (There after collectively referred to as encumbrances) now existing against the Building. At Landlord's option this lease shall be subject and subordinate to any future encumbrance hereafter placed against the Building (including the underlying land) or any modifications of existing encumbrances, and Tenant shall execute such documents as may reasonably be requested by Landlord or the holder of the encumbrance to evidence this subordination. If any encumbrance is forclosed, then if the purchaser at forclosure sale gives to Tenant a written agreement to recognize Tenant's lease, Tenant shall attorn to such purchaser and this Lease shall continue. Tenant shall receive a non-disturbance agreement from Lender, if any, if Tenant so requests.

16.2   Transfer of Building.

       If the Building is sold or otherwise transferred by Landlord or any successor, Tenant shall attorn to the purchaser or transferee and recognize it as the lessor under this lease, and provided the purchaser or transferee assumes all obligations thereunder, the transferor shall have no further liability hereunder.

16.3   Estoppsis.

       Either party will within 10 days after notice from the other execute, acknowledge and deliver to the other party a certificate certifying whether or not this lease has been modified and is in full force and effect; whether thee are any modifications or alleged breaches by the other party; the dates to which rent has been paid in advance, and the amount of any security deposit or prepaid rent; and any other facts that may reasonably be requested. Failure to deliver the certificate within the specified time shall be conclusive upon the party of whom the certificate was requested that the lease is in full force and effect and has not been modified except as may be represented by the party requesting the certificate. If requested by the holder of any encumbrances, or any ground lessor, Tenant will agree to give such holder or lessor notice of land an opportunity to cure any default by Landlord under this lease.

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17.1 Attorneys' Fees.

     In any litigation arising out of this lease, the prevailing party shall be entitled to recover attorneys' fees at trial and on any appeal. If Landlord incurs attorneys' fees because of a default by Tenant, Tenant shall pay all such fees whether or not a litigation is filed.

18.1 Quiet Enjoyment.

     Landlord warrants that so long as Tenant complies with all terms of this Lease, it shall be entitled to peaceable and undisturbed possession of the Premises free from any eviction or disturbances from the Landlord. Neither Landlord nor its managing agent shall have any liability to Tenant for loss or damages arising out of the acts, of other Tenants of the Building or third parties, nor any liability to Tenant for loss or damages arising out of the acts, including criminal acts, including criminal acts, of other tenants of the Building or third parties, nor any liability for any reason which exceeds the value of its interest in the Building.

19.1 Additional Rent-Tax Adjustment.

     Whenever for any July 1 - June 30 tax year the real property taxes levied against the Building and its underlying land exceed those levied for the 1998 - 1999 tax year, then the monthly rental for the next succeeding calendar year shall be increased by one-twelfth of such tax increase times Tenant's Proportionate Share. Effective February 1, 2004 the base tax year will be 2003-2004. "Real property taxes" as used herein means all taxes and assessments of any public authority against the Building and the Land on which it is located, the cost of contesting any tax and any form of fee or charge imposed on Landlord as a direct consequence of owning or leasing the Premises, including but not limited to rent taxes, gross receipt taxes, leasing taxes, or any fee or charge wholly or partially in lieu of or in substitution for ad valorem real property taxes or assessments, whether now existing or hereafter enacted. If any portion of the Building is occupied by a tax-exempt tenant so that the Building has a partial tax exemption under OR(S) 307.112 or a similar statute, then real property taxes shall mean taxes computed as if such partial exemption did not exist. If a separate assessment of identifiable tax increase arises because of improvements to the Premises, then Tenant shall pay 100 percent of such increases.

19.3 Operating Expense Adjustment.

     Tenant shall pay as additional rent Tenant's Proportionate Share of the amount by which operating expenses for the Building increase over those experienced by Landlord during the calendar year 1999 (base year). Effective February 1, 2004 the base year for operating expenses will be the calendar year 2004. Effective January 1 of each year Landlord shall estimate the amount by which operating expenses are expected to increase, if any, over those incurred in the base year. Monthly rental for that year shall be increased by one-twelfth of Tenant's share of the estimated increase provided that Landlord may revise its estimate during any year with reasonable cause and the additional estimates shall be payable as equal additions to rent for the remainder of the calendar year. Following the end of each calendar year, Landlord shall compute the actual increase in operating expenses and bill Tenant for any deficiency or credit Tenant with any excess collected. Tenant shall pay any such deficiency within 30 days after Landlord's billing, whether or not this Lease shall have expired or terminated at the time of such billing. As used herein "operating expenses" shall mean all costs of operating and maintaining and repairing the Building as determined by standard real estate accounting practice, including, but not limited to: all water and sewer charges; the cost of natural gas and electricity provided to the Building; janitorial and cleaning supplies and services; administration costs and management fees; superintendent fees; security services, if any; Insurance premiums; licences, permits for the operation and maintenance of the Building and all of its component elements and mechanical systems; ordinary and emergency repairs and maintenance, and the annual amortized capital improvement cost (amortized over such period as Landlord may select but not shorter than the period allowed under the Internal Revenue Code and at its current market interest rate) for any capital improvement to the Building required by any governmental authority or those which have a reasonable probability of improving the operating efficiency of the Building, "Operating Expenses" shall also include all assessments under recorded covenants or master plans and/or by owner's associations. If electricity or other energy costs increase between the date of this Lease and last day of the Base Year, (i) Tenant shall pay to Landlord on a monthly basis as additional rent, its proportionate Share of such cost increase for the period from the date of such increase until the First estimated payment due under this paragraph, and (ii) Landlord may adjust the calculation of Base Year operating expenses by using the energy costs in effect on the date of this Lease.


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

19.4 Disputes.

     If Tenant disputes any computation of additional rent or rent adjustment under paragraphs 19.1 through 19.3 of this lease, it shall give notice to Landlord not later than thirty (30) days after the notice from Landlord describing the computation in question, but in any event not later than thirty (30) days after expiration or earlier termination of this lease. If Tenant fails to give such a notice, the computation by Landlord shall be binding and conclusive between the parties for the period in question. If Tenant gives a timely notice, the disputes shall be resolved by an independent certified public accountant selected by Landlord whose decision shall be conclusive between the parties. Each party shall pay one-half of the fee for making such determination except that if the adjustment in favor of Tenant does not exceed ten percent of the escalation amounts for the year in question, Tenant shall pay (i) the entire cost of any such third-party determination; and (ii) Landlord's out-of-pocket costs and reasonable expenses for personnel time in responding to the audit. Nothing herein shall reduce Tenant's obligations to make all payments as required by this lease.

20.1 Complete Agreement; No Implied Covenants.

     This lease and the attached Exhibits and Schedules if any, constitute the entire agreement of the parties and supersede all prior written and oral agreements and representations and there are not implied covenants or other agreements between the parties except as expressly set forth in this Lease. Neither Landlord nor Tenant is relying on any representations other than those expressly set forth herein.

20.2 Space Leased AS IS.

     Unless otherwise stated in this Lease, the Premises are leased AS IS in the condition now existing with no alterations or other work to be performed by Landlord.

20.3 Captions.

     The titles to the paragraphs of this lease are descriptive only and are not intended to change or influence the meaning of any paragraph or to be part of this lease.

20.4 Nonwaiver.

     Failure by Landlord to promptly enforce any regulation, remedy or right of any kind under this Lease shall not constitute a waiver of the same and such right or remedy may be asserted at any time after Landlord becomes entitled to the benefit thereof notwithstanding delay in enforcement.

20.5 Exhibits.

     The following Exhibits are attached hereto and Incorporated as a part of this lease:

                     Exhibit A           Additional Provisions
                     Exhibit B           Floor Plan-Second Floor
                     Exhibit B1          Floor Plan-First Floor
                     Exhibit C           Rules & Regulations


IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed this lease as of the day and year first written above.


LANDLORD: Resilient Floor           TENANT: Integrated Information Systems, Inc.
          Covering Pension

By: /s/ [ILLEGIBLE SIGNATURE]       By: /s/ Julie Garvey
    --------------------------          --------------------------
    Robert Cord As Asset Manager
    For the Resilient Floor
    Covering Pension Fund

By:                                 Name: Julie Garvey
    --------------------------            ------------------------
    Michael Volpi, Secretary        Title: VP
                                          ------------------------
DATE: 9/28/01                       Date: 9-28-01
     -------------------------            ------------------------


Address for Notices:                Address for Notices:

c/o Doug Bean & Associates, Inc.   6915 SW Macadam Avenue
    101 SW Main Street, Suite 24B   Portland, OR 97219
    Portland, OR 97204

                        [ILLEGIBLE SIGNATURE]             [ILLEGIBLE SIGNATURE]
                         -------------------               -------------------
                              Landlord                            Tenant

                                   EXHIBIT A
                            ADDITIONAL PROVISIONS TO
                    THE MACADAM PLACE BUILDING OFFICE LEASE

21.1 Parking

Tenant parking at the Building is based upon a ratio of 3 parking spaces per 1,000 rentable square feet leased by Tenant, is unassigned and is on a first come, first served basis at no additional charge to Tenant. Therefore, Tenant is entitled to 51 parking spaces, of which quantities are located in stacked parking stalls. Parking in the parking areas shall be subject to the Rules and Regulations attached hereto as Exhibit C, including Landlord's right to amend and make other reasonable rules and regulations with respect to parking as set forth in paragraph 13.1 of this lease.

22.1 Hazardous Materials

During the term of this lease, Tenant shall not cause or permit any hazardous Materials (as defined herein) to be placed, held, located or disposed of on, in or under the Premises or to otherwise affect the Premises in any manner that violates federal, state or local laws, ordinances, rules, regulations or policies in effect hereafter adopted governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials (collectively, the "Environmental Laws"). For purposes of this paragraph, "Hazardous Materials" shall mean any flammable substances, explosives, radioactive materials, medical wastes, hazardous materials, hazardous wastes, toxic substances, pollutants, pollution or related materials specified as such in, or regulated under, any of the Environmental Laws. At the expiration or earlier termination of this lease, Tenant shall cause any Hazardous Materials on or affecting the Premises in any manner that violate the Environmental Laws to be cleaned up and removed from the Premises at Tenant's expense in such manner as to comply with the Environmental Laws. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all losses, liabilities, claims and expenses (including reasonable attorney fees and fees of environmental engineers) arising out of or in any way relating to any default by Tenant pursuant to this paragraph. The foregoing indemnification includes, without limitation, costs incurred in connection with any investigation or site conditions or any clean up, remedial, removal or restoration work required under the Environmental Laws. The agreements and indemnity by Tenant in this paragraph shall survive the expiration or earlier termination of this lease.

23.1 Brokers

Tenant represents and warrants to Landlord that it has not engaged any other broker, finder or other person who would be entitled to any commission or fees in respect of the negotiation, execution or delivery of this lease, and Tenant shall indemnify, defend and hold Landlord harmless against any loss, cost, liability or expense


Page 1. Additional Provisions to The Macadam Place Building Office Lease

                                                   Please Initial /s/ JG

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incurred by Landlord as a result of any claim asserted by any such broker, finder or other person on the basis of any arrangements or agreements made or alleged to have been made by or on behalf of Tenant. The provisions of this paragraph shall not apply to brokers with whom Landlord has an express written brokerage agreement.

24.1 Additional Provision as to Maintenance

Except for the janitorial service to be provided by Landlord as provided in paragraph 5.1, and subject to paragraph 8.1, the maintenance of the interior of the Premises shall be the responsibility of Tenant and Tenant shall maintain the Premises in good condition and repair during the term of this lease.

25.1 Force Majeure

Landlord shall not be deemed in default for the nonperformance or for any interruption or delay in performance of any of the terms, covenants and conditions of this lease if the same shall be due to any labor dispute, strike, lock-out, civil commotion or like operation, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, inabililty to obtain labor, services or materials, or through act of God or causes beyond the reasonable control of Lessor, provided such cause is not due to the willful act or neglect of Landlord.

26.1 Persons With Disabilities

Tenant shall take all necessary action, at Tenant's expense, to cause the Premises to be kept, maintained, used and occupied in compliance with the Americans with Disabilities Act of 1990 and with all other federal, state and local laws, ordinances, rules, regulations and requirements governing discrimination against persons with disabilities as defined by applicable laws. The indemnity provisions of paragraph 7.1 shall include, without limitation, Tenant's obligation to indemnify, defend and hold Landlord and its managing agents harmless from liability arising from Tenant's violation of any of the laws and requirements above set forth in this paragraph. Landlord is responsible for all work required in the Building common areas, which is required to substantially comply with the Americans with Disabilities Act of 1990.

27.1 Corporate Authority

If Tenant is a corporation, each person executing this Lease on behalf of Tenant does hereby covenant and warrant that (i) Tenant is duly incorporated and validly existing under the laws of its state of incorporation, (ii) Tenant has and is qualified to do business in Oregon, (iii) Tenant has full corporate right and authority to enter into this Lease and to perform all Tenant's obligations hereunder, and (iv) each person (and both of the persons if more than one signs) signing this Lease on behalf of the corporation is duly and validly authorized to do so.


Page 2. Additional Provisions to The Macadam Place Building Office Lease

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

                                   EXHIBIT C
                             RULES AND REGULATIONS

1. The sidewalks, halls, passages, exits, entrances, and parking areas shall not be obstructed by Tenant or used by Tenant for any purpose other than access to the Leased Premises. Tenant shall not go on the roof of the building without Landlord's prior written consent.

2. No awning, canopy, or other projection of any kind shall be installed over or around the windows and only such window coverings as are approved by landlord shall be used in the Leased Premises.

3. The Leased Premises shall not be used for lodging or sleeping. Unless specifically authorized in Tenant's lease, no cooking shall be done or permitted by Tenant on the Leased Premises, except the preparation of coffee, tea, and similar items for Tenant and its employees, and use of a microwave.

4. Landlord will furnish Tenant with two keys to the Leased Premises, free of charge. No additional locking devices shall be installed without prior written consent of Landlord, and Tenant shall furnish Landlord with a key for any such additional locking device. Tenant, upon termination of its tenancy, shall deliver to Landlord all keys to doors in the Leased Premises.

5. Tenant shall not use or keep in the Leased Premises or the buildings any kerosene, gasoline, or other flammable or combustible fluid or material or use any method of heating or air conditioning other than that supplied by Landlord provided, however, that Tenant shall be permitted to use or keep in the Leased Premises any materials customarily used in its business.

6. In case of invasion, mob, riot, public excitement, or other circumstances rendering such action advisable in Landlord's opinion, Landlord reserves the right to prevent access to the building by such action as Landlord may deem appropriate, including closing entrances to the building, provided, however, that Landlord shall not be permitted to prevent access to the building due to a labor disturbance.

7. All perimeter doors to the building shall remain closed and securely locked at all times after regular building hours. The doors of the Leased Premises shall remain closed and securely locked at such times as Tenant's employees leave the Leased Premises, after regular building hours.

8. The toilet rooms, toilets, urinals, wash bowls, and other apparatus in the Leased Premises and the building shall not be used for any purpose other than that for which they are intended, no foreign substance of any kind shall be deposited therein, and any damage resulting from Tenant's minuse shall be paid for by Tenant.

9. Except with the prior written consent of Landlord, the Leased Premises shall not be used for manufacturing, excluding software production, of any kind, or for any business or other activity other than that specifically permitted under Tenant's lease.

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10.  Tenant shall not install any radio, television, or similar antenna or acrial, nor any loudspeaker or other device, on the roof, exterior walls, or grounds of the building without obtaining prior written consent from Landlord.

11. Tenant shall not use in the Leased Premises or the building any hand-truck not equipped with rubber tires and side guards, nor any other material-handling equipment not approved in writing by Landlord. Tenant shall bring no other vehicles of any kind into the Leased Premises, including bicycles. Landlord will allow the installation of a bike locker at Tenant's sole expense. Location to be mutually agreed upon by Tenant and Landlord.

12. Tenant shall store its trash and garbage within the Leased Premises until daily removal as may be designated from time to time by Landlord. No material shall be placed in the building trash boxes or receptacles if such material may not be disposed of in the ordinary and customary manner in the Portland, Oregon metropolitan area without being in violation of any law or ordinance governing such disposal.

13. All loading and unloading of merchandise, supplies, materials, garbage and refuse and delivery or removal of the same to or from the Leased Premises shall be made only through such entryways and at such time as Landlord may designate from time to time. Tenant shall not obstruct or permit the obstruction of any loading areas used by other tenants in the building, and at no time shall Tenant park vehicles in a loading area except for loading, or unloading.

14. Canvassing, soliciting, peddling, and distributing of handbills or other written material in the building is prohibited and Tenant shall cooperate to prevent same.

15. Tenant shall not permit the use or the operation of any coin operated machines on the Leased Premises, including without limitation vending machines, video games, pinball machines, or pay telephones, without the prior written consent of Landlord. However, Tenant shall be permitted to install inside its Leased Premises soft drink and snack vending machines for the use of Tenant's employees and invitees.

16. Landlord may direct the use of pest extermination and scavenger contractors at such intervals as Landlord may determine.

17. Tenant shall, immediately upon request from Landlord (which request need not be in writing), reduce its lighting in the Leased Premises for temporary periods designated by Landlord, when required in Landlord's judgement to prevent overloads of the mechanical or electrical systems of the building; provided, however, that Tenant shall not be required to reduced its lighting if such reduction would interfere with Tenant's use of the Leased Premises for its business.


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

18. Tenant shall not refer to the building by any name(s) other than the name(s) selected by Landlord (as same may be changed from time to time) or the postal address(es) as designated by the United States Post Office. Tenant shall not use the name(s) of the building other than as the address of its operation. However, Tenant may, at its option, use the name of the building, or a variant thereof, in the name of its business in the building. Tenant shall not be required to change the name of its business if Landlord changes the name of the building.

19. Employees of Landlord shall not perform any work for or on behalf of Tenant or do anything outside of their regular duties unless under special instructions from Landlord.

20. Tenant shall not park any vehicles in the business park overnight or permit any of its vehicles to remain at the business park after Tenant's business hours except designated company cars; provided that any vehicle which is temporarily disabled or which cannot be moved due to inclement weather may be left at the business park for up to, but not more than, 24 hours.

21. Tenant's employees shall park only in those areas of the building designated by Landlord from time to time for such purpose. Any vehicle improperly parked by an employee of Tenant may be towed or otherwise removed by Landlord.

22.  Smoking is prohibited in all areas of the building.

23. Tenant must provide, at its own expense, protection to the carpets from chair wheels or other abnormal wear, tear, or staining. Tenant shall be responsible for replacing carpet where damage has occurred due to lack of said protection. Tenant shall be responsible for heavy stain removal and periodic shampooing of carpet. It is recommended that carpets be shampooed at least annually.

24. If Tenant elects to install a monitored security system within its Leased Premises, neither the Landlord nor its contractors shall be held responsible for setting off the alarm mistakenly, nor for any fines which may be levied.

25. The normal building hours are from 7:00 AM to 6:00 PM Monday through Friday except holidays.

26. All Tenant's Alterations shall be performed in accordance with Landlord's Conditions for Renovations, which Landlord shall provide to Tenant.

27. Landlord may waive any one or more of these Rules and Regulations in favor of a particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of these Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all tenants of the building.

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28.  The word "Tenant" as used in these Rules and Regulations shall mean and include Tenant's assigns, agents, clerks, employees, licensees, invitees, and visitors. The word "Landlord" as used in these Rules and Regulations shall mean and include "Landlord's assigns, agents, clerks, employees, licensees, invitees, and visitors."

29. These Rules and Regulations are in addition to, and shall not be construed in any way to modify, alter, or amend, the conditions of Tenant's Lease. In the event of a conflict between these Rules and Regulations and Tenant's Lease, the Lease shall govern.

30. Landlord reserves the right to amend these Rules and Regulations and to make such other reasonable rules and regulations as in its judgement may from time to time be needed for the safety, care, and cleanliness of the building and for the preservation of good order therein; provided, however, that any such amendments or additions shall not modify, alter, or amend, in the whole or part, the terms, covenants, agreements, and conditions of Tenant's Lease.

31.  Parking Rules & Regulations:
     a. Parking is allowed only in designated (striped) parking stalls.
     b. No over-night parking is allowed.
     c. Vehicle owner and/or operator shall be responsible for damages or injuries caused by faulty operation or any other defect of vehicle or by failure of operator to set the vehicle's brake.
     d. Vehicle operator/parker assumes the risk of any loss or damage to the vehicle or personal property left therein, including by not limited to damage caused by fire, theft, acts of God, acts of any third party or any other causes.
     e. Except for emergency repair by a licensed service, no vehicle repair or maintenance work is allowed in the parking lot without prior permission of the Landlord.
     f. All parking is unreserved on a first come first served basis.
     g. Landlord has the right to modify these rules and regulations as needed.







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